UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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SONIC CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Good afternoon,

I want to provide a quick update on developments since we announced our merger agreement to be acquired by Inspire Brands, Inc.

Over the last several days, the management team and I have been meeting and speaking with many of our key stakeholders across the country, including shareholders, analysts, franchisees and employees. One of the main themes we have been hearing from these groups is their appreciation for our accomplishments over the last year, as well as their love of our brand and excitement about our future with Inspire. Our stakeholders understand that with Inspire, Sonic will be part of a leading, multi-brand restaurant group while maintaining our independence, our brand and our vision of delivering a lifetime of delightful and delicious moments for our guests.

Here’s what some analysts have been saying[1]:

“We believe Inspire appears to be a good strategic match for SONC, as we believe Inspire will facilitate continued progress on key technology initiatives to take the brand to the next level… Sonic’s distinctive brand, and healthy franchise base make the brand an attractive opportunity for Inspire.” – Alexander Slagle, “SONC Announces Agreement to be Acquired.” Jefferies. 25 Sept. 2018

“We believe this acquisition highlights Sonic’s brand heritage, differentiated consumer experience, and strong unit-level economic profile within the quick-service space.” – Nicole Miller Regan, “SONC To Be Acquired; Industry Consolidation Continues.” Piper Jaffray. 25 Sept. 2018

All of this positive feedback is a validation of the hard work all of you do every day.

We look forward to keeping you updated as we move forward with the merger, and know that you will stay focused on your day-to-day responsibilities throughout these busy times. Members of Inspire’s leadership team will be visiting us in our offices in Oklahoma City over the next few months, starting this Monday, when Inspire CEO Paul Brown and others from his leadership team will be on-site to meet with SONIC’s senior team. We look forward to hosting them and working together to grow the SONIC brand.

I want to thank you again for your commitment and exceptional efforts and for making Sonic a true American success story.

Have a great weekend!

Sincerely,

[1] Permission to use quotations neither sought nor obtained

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain shareholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) other conditions to the consummation of the merger under the merger agreement may not be satisfied, and (e) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent Sonic Corp. from specifically enforcing Inspire Brands, Inc.’s obligations under the merger agreement or recovering damages for any breach by Inspire Brands, Inc.; (2) the effects that any termination of the merger agreement may have on Sonic Corp. or its business, including the risks that (a) Sonic Corp.’s stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring Sonic Corp. to pay Inspire Brands, Inc. a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on Sonic Corp. and its business, including the risks that as a result (a) Sonic Corp.’s business, operating results or stock price may suffer, (b) Sonic Corp.’s current plans and operations may be disrupted, (c) Sonic Corp’s ability to retain or recruit key employees may be adversely affected, (d) Sonic Corp.’s business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) Sonic Corp’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on Sonic Corp’s ability to operate its business, return capital to shareholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against Sonic Corp. and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of Sonic Corp.’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017, as updated or supplemented by subsequent reports that Sonic Corp. has filed or files with the SEC. Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Inspire Brands, Inc. nor Sonic Corp. assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Inspire Brands, Inc. and Sonic Corp. In connection with the proposed transaction, Sonic Corp. plans to file a proxy statement with the Securities and Exchange Commission (“SEC”). SHAREHOLDERS OF SONIC CORP. ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT SONIC CORP. WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Shareholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by Sonic Corp. at the SEC’s web site at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, at https://ir.sonicdrivein.com/ or by contacting Sonic Corp.’s Investor Relations at (405) 225-5000.

PARTICIPANTS IN SOLICITATION
Sonic Corp. and its directors, executive officers and certain employees may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Sonic Corp.’s directors and executive officers is available in its proxy statement filed with the SEC on December 18, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.